UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2020

DuPont de Nemours, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38196	81-1224539
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

974 Centre Road, Building 730 Wilmington, Delaware	19805
(Address of Principal Executive Offices)	(Zip Code)

(302) 774-3034

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure	of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 28, 2020, DuPont de Nemours, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Edward D. Breen, its Chief Executive Officer and Executive Chairman. The new employment agreement supersedes Mr. Breen’s prior employment agreement with the Company, which was set to expire on December 31, 2020.

The term of the Employment Agreement extends through December 31, 2023, unless earlier terminated in accordance with its terms. The Employment Agreement provides for an annual salary of $1,000,000, an annual bonus target of 150% of base salary and an annual long-term incentive grant with a grant date fair value of $10,000,000 at target. Mr. Breen remains eligible for retirement vesting under his incentive awards as applicable upon any employment termination other than by the Company for Cause (as defined in the Employment Agreement).

Mr. Breen is eligible for an increased retention benefit in lieu of the retention benefit that would have been payable under his prior employment agreement subject to his continued employment through December 31, 2020. He is now eligible for a payment of $10,000,000 as of December 31, 2022 and $5,000,000 as of December 31, 2023, in each case generally subject to continued employment through the applicable date. As under his prior employment agreement, vesting is accelerated if his employment is terminated by the Company without Cause, by him for Good Reason (as defined in the Employment Agreement) or by reason of death or disability, and payment is in any event subject to execution of a release of claims and compliance with certain noncompetition obligations.

As under his prior employment agreement, Mr. Breen is eligible for certain severance benefits upon any termination of his employment other than by the Company for Cause: a pro-rata annual bonus payment and the non-cash severance benefits payable upon a qualifying employment termination under the Company’s Senior Executive Severance Plan as in effect immediately before June 1, 2019 (certain employee benefit continuation rights, stock option exercise rights and financial counseling, tax preparation and outplacement benefits), but not any other cash severance payment other than the retention benefit described above. The severance is conditioned upon execution of a release of claims and compliance with certain noncompetition obligations.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Employment Agreement by and between DuPont de Nemours, Inc. and Edward D. Breen, dated as of December 28, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT DE NEMOURS, INC.
Registrant

Date: December 29, 2020	By:	/s/ Michael G. Goss
	Name:	Michael G. Goss
	Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between DuPont de Nemours, Inc. and Edward D. Breen, date as of December 28, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.